UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 21, 2020

QUANTA, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-56025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3606 W. Magnolia Blvd., Burbank, CA	91505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 659-8052

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01. Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On December 21, 2020, Quanta, Inc. (the “Company”) entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock, which, once issued to Medolife Rx designees upon closing, shall be convertible into fifty-four percent (54%) of the issued and outstanding shares of the Company’s common stock on a fully converted basis.

The closing of the Securities Exchange Agreement dated December 21, 2020 is subject to customary due diligence by both parties, and to the approval of Quanta, Inc. shareholders. Pursuant to the closing thereof, the Company expects to file a Schedule 14 with the Securities and Exchange Commission which will detail the Series B Convertible Preferred Stock.

Item 5.02 Appointment of New Director

On December 21, 2020, in connection with the entry into the Securities Exchange Agreement with Medolife Rx, Inc., Arthur G. Mikaelian, Ph.D was appointed as a member of the Board of Directors of Quanta, Inc. Dr. Mikaelian joins Phil Sands on our Board, and Mr. Sands continues to serve as the Company’s President and Director.

On December 21, 2020, Dr. Mikaelian was also appointed to serve as the Company’s Chief Executive Officer, a role which he will assume following ten days after the mailing of a Schedule 14 to the Company shareholders. Until that time, Phil Sands shall also continue to serve as CEO of Quanta, Inc., in addition to his roles as President and Director.

Dr. Arthur Mikaelian, a pioneer of polarization technology, has been awarded U.S. Patent 8,097,284 B2 as it pertains to Polarized Scorpion Venom solution and the method for making it. Dr. Mikaelian’s technical education began at the 2nd Medical Institute of Moscow and continued at the Vernadsky University of Biosphere Knowledge in Moscow, where he earned his doctorate in Biological Psychology; he then went on to complete his post-doctorate work at Vernadsky. He also earned an MBA from the University of Bologna in Italy. You can find more about Medolife Rx at: http://medolife.com/

Item 9.01. Financial Statements and Exhibits. (d) Exhibits

10.1	Securities Exchange Agreement dated December 21, 2020

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Quanta, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

QUANTA, INC..

Dated: December 22, 2020	By:	/s/ Phil Sands